_____________________________________________________________________________

As filed with the Securities and Exchange Commission on November 26, 1997
                                               Registration No. 333-_________
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                             ___________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                             ___________________


                           PUGET SOUND ENERGY, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                                 Washington
        (State or Other Jurisdiction of Incorporation or Organization)

                                 91-0374630
                     (I.R.S. Employer Identification No.)


                           411 - 108th Avenue N.E.
                      Bellevue, Washington  98004-5515
             (Address of Principal Executive Offices) (Zip Code)


            PUGET SOUND ENERGY, INC. EMPLOYEE STOCK PURCHASE PLAN
                          (Full Title of the Plan)


                              WILLIAM S. WEAVER
             President and Chairman of Unregulated Subsidiaries
                          Puget Sound Energy, Inc.
                           411 - 108th Avenue N.E.
                      Bellevue, Washington  98004-5515
                               (206) 454-6363
                     (Name, Address and Telephone Number,
                  Including Area Code, of Agent For Service)
                             ___________________

                                  Copy to:
                               J. Sue Morgan
                               Perkins Coie
                        1201 Third Avenue, 40th Floor
                       Seattle, Washington  98101-3099

____________________________________________________________________________
CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________

                                 Proposed      Proposed
   Title of                      Maximum       Maximum
   Securities     Amount         Offering      Aggregate     Amount of
   To Be          To Be          Price Per     Offering      Registration
   Registered     Registered     Share(1)      Price(1)      Fee
   ________________________________________________________________________
   Common Stock
   (without par  500,000(3)      $26.969       $13,484,500   $4,087
   value)
_____________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $26.969, based on the average of the high sales price ($27.125) and the low sales price ($26.813) for the Registrant's Common Stock as reported on the New York Stock Exchange on November 19, 1997.

(2) Includes associated Preference Stock Purchase Rights. Prior to the occurrence of certain events, the Preference Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.

(3) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-4393);

     (b) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 24, 1997, which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Current Report on Form 8-K referred to in (b) above; and

     (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.
Article VIII of the Registrant's Bylaws provides for the indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, or a knowing violation of law, approval of distribution in violation of Section 23B.06.400 of the Washington Business Corporation Act, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article X of the Registrant's Restated Articles of Incorporation contains provisions implementing to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

ITEM 8. EXHIBITS

Exhibit
Number    Description
_______   ___________________________________________________________________
5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered.
23.1      Consent of Coopers & Lybrand L.L.P. (see page II-6)
23.2      Consent of Arthur Andersen LLP (see page II-7)
23.3      Consent of Perkins Coie (included in its Opinion filed as Exhibit
          5.1)
24.1      Power of Attorney (see Signature Page)
99.1      Puget Sound Energy, Inc. Employee Stock Purchase Plan

ITEM 9. UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the

Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 8th day of July, 1997.

                                      PUGET SOUND ENERGY, INC.

                                      By       R.R. Sonstelie
                                          ___________________________
                                                R.R. Sonstelie
                                      Chairman  and Chief Executive Officer


                              POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes R.R. Sonstelie, William S. Weaver and James P. Torgerson, and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 8th day of July, 1997, in the capacities indicated.

Signature                            Title

      R. R. Sonstelie
___________________________     Chairman and Chief Executive Officer
     (R. R. Sonstelie)          (Principal Executive Officer)

      William S. Weaver
___________________________     President, Chairman of Unregulated
     (William S. Weaver)        Subsidiaries and Director

      James P. Torgerson
___________________________     Vice President and Chief Financial Officer
     (James P. Torgerson)       (Principal Financial Officer)

      James W. Eldredge
___________________________     Corporate Secretary, Controller and
     (James W. Eldredge)        Chief Accounting Officer

      Douglas P. Beighle
___________________________     Director
     (Douglas P. Beighle)

      Charles W. Bingham
___________________________     Director
     (Charles W. Bingham)

___________________________     Director
     (Phyllis J. Campbell)

      Donald J. Covey
___________________________     Director
     (Donald J. Covey)

      Robert L. Dryden
___________________________   Director
     (Robert L. Dryden)

      John D. Durbin
___________________________     Director
     (John D. Durbin)

      John W. Ellis
___________________________     Director
     (John W. Ellis)

      Daniel J. Evans
___________________________     Director
     (Daniel J. Evans)

      Tomio Moriguchi
___________________________     Director
     (Tomio Moriguchi)

      Sally G. Narodick
___________________________     Director
     (Sally G. Narodick)

      R. Kirk Wilson
___________________________     Director
     (R. Kirk Wilson)

                                                               EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
        ____________________________________________________________

We consent to the incorporation by reference in the registration statement of Puget Sound Energy, Inc. on Form S-8 of our reports dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Puget Sound Energy, Inc. (formerly Puget Sound Power & Light Company) as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, which reports are included in the Company's Current Report on Form 8-K, dated October 23, 1997 and in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



                                              Coopers & Lybrand L.L.P.


Seattle, Washington
November 24, 1997

                                                               EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
        ____________________________________________________________

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, as it relates to Washington Energy Company and Washington Natural Gas Company (the Companies), of our reports dated October 31, 1996 included in Puget Sound Energy, Inc.'s Form 8-K dated October 24, 1997 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Companies subsequent to September 30, 1996 or performed any audit procedures subsequent to the date of our report.


                                       Arthur Andersen LLP

Seattle, Washington
November 24, 1997

                              INDEX TO EXHIBITS

Exhibit
Number    Description
_______   _________________________________________________________________

 5.1 Opinion of Perkins Coie regarding legality of Common Stock being registered

23.1      Consent of Coopers & Lybrand L.L.P. (see Page II-6)

23.2      Consent of Arthur Andersen LLP (see Page II-7)

23.3      Consent of Perkins Coie (included in its Opinion filed as Exhibit
          5.1)

24.1      Power of Attorney (see Signature Page)

99.1      Puget Sound Energy, Inc. Employee Stock Purchase Plan

                                                                  EXHIBIT 5.1

                            (PERKINS COIE LETTERHEAD)


                                                            November 24, 1997

Puget Sound Energy, Inc.
411 - 108th Avenue N.E.
Bellevue, WA  98004-5515

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to 500,000 shares of Common Stock, without par value (the "Shares"), which may be issued pursuant to the Puget Sound Energy, Inc. Employee Stock Purchase Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,




Perkins Coie

                                                                EXHIBIT 99.1
                        EMPLOYEE STOCK PURCHASE PLAN
                  (Amended and Restated as of July 1, 1997)


SECTION 1. PURPOSE

      The purpose of the Puget Sound Energy, Inc. Employee Stock Purchase Plan (the "Plan") are to (a) assist employees of Puget Sound Energy, Inc., a Washington corporation (the "Company"), and its subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) help employees provide for their future security and encourage them to remain in the employ of the Company and its subsidiary corporations. Stock purchased under the Plan may be paid for either in cash or by regular payroll deductions. Only employees of the Company and its designated subsidiary corporations are eligible to participate in the Plan, and participation is voluntary.

SECTION 2. DEFINITIONS

      For purposes of the Plan, the following terms shall be defined as set forth below.

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the Company's Compensation and Retirement Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.

      "Company" means Puget Sound Energy, Inc., a Washington corporation.

      "Eligible Compensation" means all regular cash compensation, including overtime; provided that in the case of commissions and cash bonuses, cash compensation will also include an amount equal to the average of a Participant's commissions and cash bonuses in the Participant's payroll period during the six months preceding the current Offering Period. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

      "Eligible Employee" means any employee of the Company or any Subsidiary Corporation designated by the Board or the Committee (a "Designated Subsidiary") who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

      (a) the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Designated Subsidiary of the Company;

      (b) the employee's customary employment is for more than 20 hours per week; and

      (c) the employee's customary employment is for more than five months in any calendar year. If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

      "Enrollment Period" has the meaning set forth in Section 6.1.

      "ESPP Broker" has the meaning set forth in Section 10.

      "Offering" has the meaning set forth in Section 5.1.

      "Offering Date" means the first day of an Offering.

      "Offering Period" has the meaning set forth in Section 5.1.

      "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

      "Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in
Section 6.1 and who has not withdrawn from the Offering or whose participation in the Offering is not terminated.

      "Plan" means the Puget Sound Energy, Inc. Employee Stock Purchase Plan.



      "Plan Administrator" has the meaning set forth in means the Company's Treasurer or another Company officer designated by the Board or the Committee to administer the Plan under Section 3.1.

      "Purchase Date" means the last day of each Purchase Period.

      "Purchase Period" has the meaning set forth in Section 5.2.

      "Purchase Price" has the meaning set forth in Section 8.

      "Stock" means the Common Stock, no par value, of the Company.

      "Subscription" has the meaning set forth in Section 6.1.

      "Subscription Date" has the meaning set forth in Section 6.1.

      "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      "Trust" and "Trustee" have the meanings set forth in Section 9.4.

SECTION 3. ADMINISTRATION

      3.1  Plan Administrator

      The Plan shall be administered by the Board or the Committee and, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer.

      3.2  Administration and Interpretation by the Plan Administrator

     Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of the Code. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

SECTION 4. STOCK SUBJECT TO PLAN

      Subject to adjustment from time to time as provided in Section 19, a maximum of 500,000 shares of Stock may be sold under the Plan. Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company or the Trustee of the Trust. Any shares of Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

SECTION 5. OFFERING DATES

      5.1  Offering Periods

      The Plan shall be implemented by a series of offerings (each, an "Offering"). Except as otherwise set forth below, Offerings shall commence on July 1 and January 1 of each year and end on the next December 31 and June 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish (a) a different term for one or more Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an Offering Period (the "Offering Period") may not exceed five years; and provided further that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time. In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day.

      5.2  Purchase Periods

      Each Offering Period shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). Except as otherwise set forth below, Purchase Periods shall commence on July 1 and January 1 of each year and end on the next December 31 and June 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish (a) different terms for one or more Purchase Periods within an Offering Period and (b) different commencing dates and Purchase Dates for any such Purchase Period. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6. PARTICIPATION IN THE PLAN

      6.1  Initial Participation

      An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") and not later than ten days before such Offering Date or such other date as the Plan Administrator may specify for an Offering(the "Subscription Date") a subscription (the "Subscription"):

           (a) indicating the Eligible Employee's election to participate in the Plan;

           (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay, or accompanied by a cash payment or both; and

           (c) authorizing the purchase of Stock for the Participant in each Purchase Period.

      An Eligible Employee who does not deliver a Subscription to the Plan Administrator during the Enrollment Period and on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period, unless such Eligible Employee subsequently enrolls in the Plan by delivering a Subscription to the Plan Administrator during the Enrollment Period and on or before the Subscription Date for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Subscription Date as deemed advisable by the Plan Administrator in its, his or her sole discretion for the proper administration of the Plan.

      6.2  Continued Participation

      Unless the Plan Administrator determines otherwise, a Participant shall automatically participate in the next Offering Period until such time as Participant withdraws from the Plan pursuant to Section 11.2 or terminates employment as provided in Section 12. If a Participant withdraws from an Offering pursuant to Section 11.1, the Participant is not required to file any additional subscription agreements for the next subsequent Offering in order to continue participation in the Plan.

SECTION 7. LIMITATIONS ON RIGHT TO PURCHASE SHARES

      7.1  $25,000 Limitation

      No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, any parent corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).

      7.2  Pro Rata Allocation

      In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Committee.

SECTION 8. PURCHASE PRICE

      The purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 90% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Board or the Committee may establish a different Purchase Price for any Offering, which shall not be less than 85% of the lesser of
(a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the average of the high and low per share trading prices for the Stock as reported for such day by the New York Stock Exchange in The Wall Street Journal or in such other source as the Plan Administrator deems reliable. If no sales of the Stock were made on the New York Stock Exchange on the transaction date, fair market value shall mean the average of the high and low per share trading prices for the Stock as reported for the next preceding day on which sales of the Stock were made on the New York Stock Exchange.

SECTION 9. PAYMENT OF PURCHASE PRICE

      9.1  General Rules

      Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of a cash payment or payroll deductions from the Participant's Eligible Compensation or both. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

      9.2  Percent Withheld

      The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least $10, but shall not exceed 10% of the Participant's Eligible Compensation for such pay period.
Amounts shall be withheld only in increments of $10.

      9.3  Payroll Deductions

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

      9.4  Participant Accounts; Trust

      Individual accounts shall be maintained for each Participant for memorandum purposes only. All cash payments and payroll deductions from a Participant's compensation shall be credited to such account, but shall be deposited with the general funds of the Company. Such cash payments and payroll deductions may also be paid by the Company to the Trustee (the "Trustee") of the 1997 Employee Stock Purchase Plan Trust (the "Trust"), such payments to be used by the Trustee to purchase shares of Stock pursuant to the terms of the Trust. Shares of Stock acquired by the Trust shall be held for the benefit of the Participants and shall be delivered to the Participants or their beneficiaries by the Trustee at the direction of the Plan Administrator in accordance with the terms and conditions of the Plan. All cash payments and payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest shall be paid on cash payments or payroll deductions received or held by the Company or the Trust.

      9.5  Acquisition of Stock

      On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Stock arrived at by dividing the total amount of the Participant's cash payment and accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of whole shares of Stock so determined, except to the extent that the Board or the Committee has determined that fractional shares may be issued under the Plan.

      9.6  Refund of Excess Amounts

      Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is in an amount less than the amount necessary to purchase a whole share of Stock, and the Committee has determined that fractional shares may not be issued, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant's account and applied to the purchase of Stock in the subsequent Purchase Period or Offering Period.

      9.7  Withholding Obligations

      At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

      9.8  Termination of Participation

     No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated prior to such Purchase Date.

      9.9  Procedural Matters

      The Plan Administrator may, from time to time, establish (a) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (b) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (c) such other limitations or procedures as deemed advisable by the Plan Administrator in its sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

     9.10  Leaves of Absence

      During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations, a Participant may continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

SECTION 10. STOCK PURCHASED UNDER THE PLAN

      10.1  Restrictions on Transfer of Stock

            (a) Shares of Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Plan Administrator determines to be appropriate. Each Participant will be the beneficial owner of the Stock purchased under the Plan and will have all rights of beneficial ownership in such Stock, except that the Participant may not transfer or otherwise dispose of such Stock for a period of three months following the Purchase Date for such Stock.

           (b) The Company or a brokerage firm or other entity selected by the Company will retain custody of the Stock purchased under the Plan for a period of time ending no earlier than the expiration of the three-month restriction set forth in subparagraph (a) above. A book entry stock account will be established in each participant's name (a "Stock Account") for such time period.

           (c) Cash dividends paid on Stock in a Participant's Stock Account due to the three-month restriction in Section 10.1(a) or because the Participant has not made a request for delivery shall be used by the custodian of such Stock to purchase additional shares of Stock, which shall be credited to the Participant's Stock Account. Dividends paid in the form of shares of Stock with respect to Stock in a Participant's Stock Account shall be credited to such Stock Account. Stock credited to a Participant's Stock Account due to cash or stock dividends with respect to Stock which is subject to the three-month restriction set forth in Section 10.1(a) shall be restricted for the same period as the Stock with respect to which the dividend was paid.

            (d) Upon termination of the Participant's employment because of retirement, disability or death, the three-month restriction set forth in subparagraph (a) above will be deemed to be satisfied as of the date of such termination.


      10.2  ESPP Broker

      If the Plan Administrator designates or approves a stock brokerage or other financial services firm to hold shares purchased under the Plan for the accounts of Participants (the "ESPP Broker"), the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock held for the Participant's account in his or her account at any time after expiration of the three-month restriction set forth in Section 10.1(a), but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code
Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Subject to the three-month restriction set forth in Section 10(a), a Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423(a) holding period.

      10.3  Notice of Disposition

      Each Participant agrees by entering the Plan, promptly to give the Company notice of any Stock disposed of within 18 months of the Purchase Date for such Stock, showing the number of such shares disposed of and the Purchase Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11. VOLUNTARY WITHDRAWAL

      11.1  Withdrawal From an Offering

      A Participant may withdraw from an Offering by delivering to the Plan Administrator a notice of withdrawal in the form required by the Plan Administrator for such purpose. Such withdrawal must be elected at least nine days prior to the end of the Purchase Period for which such withdrawal is to be effective. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. Unless the Plan Administrator establishes a different rule, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering.

      11.2  Withdrawal From the Plan

     A Participant may withdraw from the Plan by delivering to the Plan Administrator a notice of withdrawal in the form required by the Plan Administrator for such purpose. Such notice must be delivered at least nine days prior to the end of the Purchase Period for which such withdrawal is to be effective. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Participant.

      11.3  Return of Cash Payments and Payroll Deductions

      Upon withdrawal from an Offering pursuant to Section 11.1 or from the Plan pursuant to Section 11.2, the withdrawing Participant's cash payments and accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering shall terminate. Such cash payments and accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12. TERMINATION OF EMPLOYMENT

      Termination of a Participant's employment with the Company for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The cash payments and payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13. RESTRICTIONS UPON ASSIGNMENT

      An Option granted under the Plan shall not be transferable otherwise than by will or by the applicable laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.
The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or by the applicable laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

SECTION 14. NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

      With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. Subject to
Section 10.1(a), a Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant's Option.

SECTION 15. AMENDMENT OF THE PLAN

      The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will
(a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

SECTION 16. TERMINATION OF THE PLAN

      The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, May 19, 2007, except that such termination shall have no effect on Options granted prior thereto. No Options shall be granted during any period of suspension of the Plan.

SECTION 17. NO RIGHTS AS AN EMPLOYEE

      Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary Corporation or to affect the right of the Company and the Subsidiary Corporations to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 18. EFFECT UPON OTHER PLANS

      The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company or any Subsidiary Corporation or
(b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19. ADJUSTMENTS

      19.1  Adjustment of Shares

      In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company's shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances (i) in the maximum number and kind of securities subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

      19.2  Merger, Acquisition or Liquidation of the Company

      In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Code Section 424(a).

      19.3  Limitations

      The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20. REGISTRATION

      The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 21. EFFECTIVE DATE

      The Plan's effective date is the date on which it is approved by the Company's shareholders.